Exhibit 4.1

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS WARRANT OR SUCH SECURITIES, WHICH
COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS WARRANT OR SUCH SECURITIES, AS APPLICABLE, MAY BE OFFERED, SOLD, PLEDGED,
ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.


         THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.


                         SYNOVICS PHARMACEUTICALS, INC.

                          WARRANTS FOR THE PURCHASE OF
               SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE

NO.

        THIS CERTIFIES that, for consideration, the receipt and sufficiency of which are hereby acknowledged, and other value received, _______________________, a ____________________ (the "HOLDER") is entitled to subscribe for, and purchase from, SYNOVICS PHARMACEUTICALS, INC., a Nevada corporation (the "COMPANY"), upon the terms and conditions set forth herein, at any time or from time to time on or after ________ (the "EFFECTIVE TIME") until 5:00 P.M. New York City local time on the third anniversary of the Effective Time (the "EXERCISE PERIOD"), up to an aggregate of ______________ shares of common stock, par value $0.001 per share (the "COMMON STOCK"), of the Company. This Warrant is initially exercisable at $3.00 per share; provided, however, that upon the occurrence of any of the events specified in Section 9 hereof, the rights granted by this Warrant, including the exercise price and the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified. The term "EXERCISE PRICE" shall mean, depending on the context, the initial exercise price (as set forth above) or the adjusted exercise price per share.

        As used herein, the term "THIS WARRANT" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. Each share of Common Stock issuable upon the exercise hereof shall be hereinafter referred to as a "WARRANT SHARE".

        1. (a) Subject to the terms of this Warrant, this Warrant may be exercised at any time in whole and from time to time in part, at the option of the Holder, on or after the Effective Time and on or prior to the end of the Exercise Period. This Warrant shall initially be exercisable in whole or in part for an aggregate of ________fully paid and nonassessable shares of Common Stock for an exercise price per share equal to the Exercise Price, by delivery to the Company at its office at 2575 East Camelback Road Suite 450, Phoenix, Arizona 85016, or at such other place as is designated in writing by the Company, of:

                (i) a completed Election to Purchase, in the form set forth in EXHIBIT I, executed by the Holder exercising all or part of the purchase rights represented by this Warrant;

                (ii)    this Warrant;

                (iii) if this Warrant is not registered in the name of the initial registered Holder, an assignment in the form set forth in
        EXHIBIT II hereto evidencing the assignment of this Warrant to the current Holder; and

                (iv) payment of an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise in the form of, at the Holder's option, (A) a certified or bank cashier's check payable to the Company, or (B) a wire transfer of funds to an account designated by the Company.

        (b) As used herein "FAIR MARKET VALUE" of a security shall mean, on any given day, the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed on such day, or, if there has been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on such day such security is not so listed, the average of the representative bid and asked prices quoted on the over-the-counter bulletin board (the "OTCBB") as of 4:00 P.M., New York time, or, if on such day such security is not quoted on the OTCBB, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the PinkSheet, LLC, or any similar successor organization. If at any time such security is not listed on any securities exchange or quoted on the OTCBB or the over-the-counter market, the "Fair Market Value" shall be as determined by the Board of Directors in good faith, absent manifest error.

        (c) Upon the exercise of this Warrant, the Company shall issue and cause promptly to be delivered upon such exercise to, or upon the written order of, the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares to which such Holder shall be entitled, together with cash in lieu of any fraction of a Warrant Share otherwise issuable upon such exercise in an amount equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value on the date of exercise. Such certificate or certificates shall be deemed to have been issued, and any person so designated to be the person or persons entitled to receive the Warrant Shares issuable upon exercise of this Warrant shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the close of business on the date of the surrender of this Warrant and full payment of the Exercise Price.

        (d) If this Warrant is exercised in respect of less than all of the Warrant Shares evidenced by this Warrant at any time prior to the end of the Exercise Period, a new Warrant evidencing the remaining Warrant Shares shall be issued to the Holder, or its nominee(s), without charge therefor.

        2. (a) This Warrant may be redeemed at the option of the Company, at any time after the first anniversary of the Effective Time, following a period of any twenty (20) of the thirty (30) consecutive trading days (which 30 trading day period shall not have commenced until after the first anniversary of the Effective Time) in which the Fair Market Value of the Common Stock equals or exceeds an amount that is twice the Exercise Price, on notice as set forth in Section 2(b) hereof, and at a redemption price equal to $0.001 (the "REDEMPTION PRICE") for each Warrant Share purchasable under this Warrant; PROVIDED, HOWEVER, that this Warrant may not be redeemed by the Company unless the resale of the Warrant Shares purchasable hereunder has been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") or are otherwise freely tradable.

        (b) In the case of any redemption of this Warrant, the Company shall give notice of such redemption to the Holder hereof as provided in this Section 2(b). Notice of redemption to the Holder of this Warrant shall be given in person, by recognized overnight courier, mailed by certified or registered mail, return receipt requested, or by confirmed facsimile transmission, to the Holder's last address and/or facsimile of record with the Company not less than thirty (30) days prior to the date fixed for redemption. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Each such notice shall specify the date fixed for redemption, the place of redemption and the aggregate Redemption Price, and shall state that payment of the Redemption Price will be made upon surrender of this Warrant at such place of redemption, and that if not exercised by the close of business on the date fixed for redemption, which shall be not less than 30 days, the exercise rights of the Warrant shall expire unless extended by the Company. Such notice shall also state the current Exercise Price and the date on which the right to exercise the Warrant will expire unless extended by the Company.

        (c)     If notice of  redemption  shall have been given as  provided  in
Section 2(b), the Redemption Price shall, unless the Warrant is theretofore exercised pursuant to the terms hereof, become due and payable on the date and at the place stated in such notice. On and after such date of redemption, the exercise rights of this Warrant shall expire and this Warrant shall be null and void on presentation and upon surrender of this Warrant at such place of payment in such notice specified, this Warrant shall be paid and redeemed at the Redemption Price per Warrant Share within ten (10) days thereafter.

        3. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the transfer books of the Company shall then be closed or certificates representing the Warrant Shares with respect to which this Warrant was exercised shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a Warrant evidencing the right of the Holder to purchase the balance of the aggregate number of Warrant Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

        4. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the "WARRANT REGISTER") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable on the books of the Company only upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his, her, or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act, and the rules and regulations thereunder.

        5. The Company shall pay all federal and state taxes (other than taxes on income of the Holder), documentary taxes, stamp taxes, if any, and other governmental charges that may be imposed upon the issuance or delivery of this Warrant or upon the issuance or delivery of Warrant Shares upon the exercise of this Warrant, PROVIDED, HOWEVER, that the Company shall not be required to pay any taxes payable in connection with any transfer involved in the issuance or delivery of any Warrants or Warrant Shares in a name other than that of the Holder in respect of which such Warrant Shares are issued. The Company may refuse to deliver the certificates representing the Warrant Shares being issued in a name other than the Holder's name until the

Company receives a sum sufficient to pay any tax that will be due because such shares are to be issued in a name other than the Holder's name.

        6. (a) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue), without any personal liability attaching to the ownership thereof and will not be issued in violation of any preemptive or similar rights of stockholders. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed.

        (b) The transfer agent for the Common Stock and every subsequent transfer agent for any of the Company's securities issuable upon the exercise of this Warrant shall be irrevocably authorized and directed at all times to reserve such number of authorized securities as shall be required for such purpose. The Company shall keep a copy of this Warrant on file with the transfer agent for the Common Stock and with every subsequent transfer agent for shares of the Company's securities issuable upon the exercise of this Warrant. The
Company shall supply such transfer agent with duly executed certificates representing the Common Stock or other securities for such purposes and shall provide or otherwise make available any cash that may be payable as provided in
Section 11 hereof.

        (c) The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant; but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, and (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

        7. The Company will (i) obtain and keep effective any and all permits, consents and approvals of Federal or state governmental agencies and authorities and make all filings under Federal and state securities laws, that are required in connection with the issuance and delivery of this Warrant, the exercise of this Warrant, and the issuance and delivery of the Warrant Shares issued upon exercise of this Warrant, and (ii) have the Warrant Shares, upon their issuance, listed on each securities exchange on which the Common Stock (or any other securities included in Warrant Shares) are then listed.

        8. If the Company purchases or otherwise acquires this Warrant, the Company shall cancel this Warrant, and any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.


        9. The Exercise Price for the Warrants in effect from time to time, and the number of Warrant Shares issuable upon exercise of the Warrants, shall be subject to adjustment as follows:

        (a)     If the Company,  at any time while this Warrant is  outstanding:
(A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this
Section 9(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

        (b) If at any time or from time to time after the original issuance date of this Warrant, shall distribute to all holders of Common Stock (and not to Holder of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 9(a)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Fair Market Value determined as of the record date mentioned above, and of which the numerator shall be such Fair Market Value on such record date less the then per share Fair Market Value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case, the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

        (c) In the case of a Change of Control (as defined below) the Exercise Price will be $1.00 per share.

        "CHANGE OF CONTROL" means any transaction or series of transactions that result in a Person (as defined below) becoming an "ACQUIRING PERSON" (as defined below).

        The terms "ACQUIRING PERSON", "PERSON" and such other terms referred to therein and referred to in such other terms shall for the purposes of this section 8(c) bear such meanings as ascribed to them below:

        "ACQUIRING PERSON" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall become, at any time after September 8, 2006 (the "DESIGNATED DATE") (whether or not such status continues for any period), the Beneficial Owner of shares of Common Stock representing 20% or more of the Common Stock then outstanding, other than as a result of a Permitted Offer, or any Person who or which, on the Designated Date, together with all Affiliates and Associates of such Person, owns in excess of 20% or more of the Common Stock outstanding as of the Designated Date, who or which becomes, at any time after the Designated Date (whether or not such status continues for any period), the Beneficial Owner of additional shares of Common Stock representing 1% or more of the Common Stock then outstanding above that number of shares of Common Stock of which such Person, together with all Affiliates and Associates of such Person, was the Beneficial Owner on the Designated Date, other than as a result of a Permitted Offer. Notwithstanding the foregoing, (A) the term "ACQUIRING PERSON" shall not include (i) the Company, any Subsidiary of the Company, or any employee benefit plan of the Company or any Subsidiary of the Company, or (ii) any Person, which together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of 20% or more of the then outstanding Common Stock as a result of the acquisition of shares of Common Stock directly from the Company following the Designated Date (provided, however, that if, after such acquisition, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional shares of Common Stock in an acquisition not made directly from the Company, then such Person shall be deemed an Acquiring Person), or (iii) any Person, which together with all Affiliates and Associates of such Person, owns in excess of 20% or more of the Common Stock outstanding as of the Designated Date, shall become the Beneficial Owner of an additional 1% or more of the then outstanding Common Stock as a result of the acquisition of shares of Common Stock directly from the Company following the date hereof (provided, however, that if, after such acquisition, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional shares of Common Stock in an acquisition not made directly from the Company, then such Person shall be deemed an Acquiring Person) and (B) no Person shall be deemed to be an "ACQUIRING PERSON" either (X) as a result of the acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person; except that if (i) a Person would become an Acquiring Person (but for the operation of this subclause
(X)) as a result of the acquisition of shares of Common Stock by the Company, and (ii) after such share acquisition by the Company, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional shares of Common Stock, then such Person shall be deemed an Acquiring Person, or (Y)
if (x) (i) such Person, or an Affiliate or Associate of such Person inadvertently becomes the Beneficial Owner of 20% or more of the outstanding Common Stock, (ii) within eight days thereafter such Person notifies the Board of Directors of the Company that such Person did so inadvertently, and (iii) within two days after such notification, such Person is the Beneficial Owner of less than 20% of the outstanding Common Stock, or (y) (i) such Person, together with all Affiliates and Associates of such Person, that owns in excess of 20% or more of the Common Stock outstanding as of the Designated Date, shall inadvertently become the Beneficial Owner of an additional 1% or more of the then outstanding Common Stock, (ii) within eight days thereafter such Person notifies the Board of Directors that such Person did so inadvertently, and (iii) within two days after such notification, such Person is the Beneficial Owner of less than that number of share of Common Stock held as of the Designated Date plus 1% of the then outstanding Common Stock.

        "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT").

        A Person shall be deemed the "BENEFICIAL OWNER" of, and shall be deemed to have acquired "beneficial ownership" of, or to "beneficially own", any securities (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as of the Designated Date; (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by, or on behalf of, such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement, or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement, or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement, or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company.

        Notwithstanding anything in this definition of "BENEFICIAL OWNER" to the contrary, the phrase "THEN OUTSTANDING", when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

        "COMMON STOCK," when used with reference to the Company, shall mean the Company's common stock, par value $0.001 per share, and any other class or classes or series of common stock of the Company resulting from any subdivision, combination, recapitalization, or reclassification of shares of such common stock. "COMMON STOCK" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first mentioned Person.

        "PERMITTED OFFER" shall mean a tender or exchange offer or other offer which is for all outstanding Common Stock at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board of Directors of the Company who are not officers of the Company and who are not (or would not be, if the offer were consummated) Acquiring Persons or Affiliates, Associates, nominees, or representatives of an Acquiring Person, to be adequate and otherwise in the best interest of the Company and its stockholders (other than the Person or any Affiliate or Associate thereof on whose basis the offer is being made). In determining whether an offer is adequate or in the best interests of the Company and its stockholders, the Board of Directors of the Company may take into account all factors that it deems relevant including, without limitation, (1) the consideration being offered in the proposal in relation to the Board's estimate of: (i) the current value of the Company in a freely negotiated sale of either the Company by merger, consolidation, or otherwise, or all or substantially all of the Company's assets, (ii) the current value of the Company if orderly liquidated, and (iii) the future value of the Company over a period of years as an independent entity discounted to current value; (2) then existing political, economic, and other factors bearing on security prices generally or the current market value of the Company's securities in particular; (3) whether the proposal might violate federal, state, or local laws; (4) the financial conditions and earnings prospects of the person making the proposal, including the person's ability to service its debt and other existing or likely financial obligations; and (5) the competence, experience, and integrity of the person making the acquisition proposal.

        "PERSON" shall mean any individual, firm, partnership, corporation, trust, association, joint venture, or other entity, and shall include any successor (by merger or otherwise) of such entity. Notwithstanding anything herein to the contrary, when two or more Persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of shares of Common Stock or other securities of the Company, such partnership, limited partnership, syndicate, or group shall be deemed a "PERSON" for the purposes of this Agreement.

        "RIGHTS" shall mean the rights to purchase shares of Common Stock authorized by the Board of Directors of the Company after September __, 2006.

        "SUBSIDIARY" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

        (d) When any adjustment is required to be made in the Exercise Price pursuant to subsections 9(a), 9(b) or 9(c), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to product of the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

        (e) Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 9(a), (b) or (c), the Company at its expense shall, as promptly as reasonably practicable but in any event not later than fifteen (15) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Exercise Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Holder (but in any event not later than 15 days thereafter), furnish or cause to be furnished to the Holder a certificate setting forth (i) the Exercise Price then in effect and (ii) the number and class or series of Warrant Shares and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

        (f) All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

        (g) The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Holder in cash on the basis of the Fair Market Value per Warrant Share, as determined pursuant to subsection 1(b) above.

        10. Unless registered, the Warrant Shares issued on exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates representing the Warrant Shares shall bear the following legend:

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

        11. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like date, tenor and denomination , in lieu of such Warrant or stock certificate

        12. (a) The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

                (b) No provision hereof, in the absence of affirmative action by Holder to Warrant Shares, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of Company, whether such liability is asserted by Company or by creditors of Company.

        13. Promptly upon the appointment of any subsequent transfer agent of the Common Stock, or any other securities issuable upon the exercise of this Warrant, the Company will deliver to the Holder a statement setting forth the name and address of such subsequent transfer agent.

        14. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid, to the parties as follows:

                      if to the Company:

                      2575 East Camelback Road
                      Suite 450
                      Phoenix, Arizona   85016
                      Attention: Ronald H. Lane Ph.D.
                      Telecopy: (602) 508-0115

                      if to the Holder:

                      As set forth in the Warrant Register of the Company.

                The Company or the Holder by notice to the other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication mailed to the Holder shall be mailed by first class mail or other equivalent means at such Holder's address and shall be sufficiently given to such Holder if so mailed within the time prescribed.

        15. The Company and the Holder may from time to time supplement, modify or amend this Warrant, except, this Warrant may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Holder.

        16. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall be binding upon and shall inure to the benefit of their respective permitted successors and assigns hereunder.

        17. The Company shall not merge or consolidate with or into any other entity unless the entity resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Holder and executed and delivered to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

        18. The validity, interpretation and performance of this warrant shall be governed by the laws of the State of New York, as applied to contracts made and performed within the state of New York, without regard to principles of conflicts of law. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, in each case sitting in the Borough of Manhattan, City of New York, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this letter agreement. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        19. The provisions hereof have been and are made solely for the benefit of the Company and the Holder, and their respective successors and assigns, and no other person shall acquire or have any right hereunder or by virtue hereof.

        20. The headings in this Warrant are for convenience only and shall not limit or otherwise affect the meaning hereof.

        21. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, illegal, void or unenforceable.

        22. This Warrant is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Warrant supersedes all prior agreements and understandings between the parties with respect to such subject matter. Notwithstanding the foregoing, the Holder shall be entitled to the benefits of the registration rights set forth in that certain Subscription Agreement between the Company and the Holder with respect to the Warrant Shares.

        23. In any action or proceeding brought to enforce any provision of this Warrant, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

        24. Each party hereto agrees to use all reasonable efforts to obtain all consents and approvals, and to do all other things, necessary for the transactions contemplated by this Warrant on or prior to the end of the Exercise Period. The parties agree to take such further action and to deliver or cause to be delivered to each other after the date hereof such additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Warrant and the agreements and transactions contemplated hereby and thereby.

        25. Each party hereto acknowledges and agrees that irreparable harm, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult, would occur in the event any of the provisions of this Warrant were not performed in accordance with its specific terms or were otherwise breached. Each party hereto accordingly agrees that each other party hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant, or any agreement contemplated hereunder, and to enforce specifically the terms and provisions hereof or thereof in any court of the United States or any state thereof having jurisdiction, in each instance without being required to post bond or other security and in addition to, and without having to prove the inadequacy of, other remedies at law.

Dated: __________, 2006

                                        SYNOVICS PHARMACEUTICALS, INC.

                                        BY: _______________________________
                                            NAME:
                                            TITLE:
[Seal]

----------------------
Secretary

EXHIBIT I

                              ELECTION TO PURCHASE

                The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant and to purchase the shares of Common Stock or other securities issuable upon the exercise of said Warrants, and requests that Certificates for such shares be issued and delivered as follows:

ISSUE TO:
                      ----------------------------------------------
                      (Name)

                      ----------------------------------------------
                      (Address, Including Zip Code)

                      ----------------------------------------------
                      (Social Security or Tax Identification Number)

DELIVER TO:
                      ----------------------------------------------
                      (Name)

                      ----------------------------------------------
                      (Address, Including Zip Code)

                In payment of the purchase price with respect to this Warrant exercised, the undersigned hereby tenders payment of $ by (i) certified or bank cashiers check payable to the order of the Company [_]; or (ii) a wire transfer of such funds to an account designated by the Company [_] (CHECK APPLICABLE
BOX). If the number of Warrant Shares hereby exercised is fewer than all the Warrant Shares represented by this Warrant, the undersigned requests that a new Warrant representing the number of full Warrant Shares not exercised to be issued and delivered as set forth below:

Name of Holder or Assignee:
                             ------------------------------------
                             (Please Print)


Address:
           ------------------------------------------------------

           ------------------------------------------------------



Signature:                                         DATED:               , 200__
           ---------------------------------              --------------
(Signature must conform in all respects to name of holder as specified on the fact of this Warrant)


Signature Guaranteed:
                       ------------------------------------------

EXHIBIT II

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant, with respect to the number of Warrant Shares set forth below:



                                                                     Taxpayer
                                                   Number of      Identification
Name of Assignee          Address               Warrant Shares        Number
----------------          -------               --------------    --------------



and does hereby irrevocably constitute and appoint ___________________, Attorney, to make such transfer on the Warrant Register maintained at the principal office of the Company with full power of substitution in the premises.

Dated:  ____________________________200__                 ______________________
        Signature

(Signature must conform in all respects to name of holder as specified on the face of this Warrant).



Signature Guaranteed:

--------------------------------------------------------------------------------